Exhibit 23.3

Date: 7 August 2026

PRIVATE AND CONFIDENTIAL

KANDAL M VENTURE LIMITED

Cricket Square, Hutchins Drive

P.O. Box 2681

Grand Cayman KY1-1111

Cayman Islands

Attention: The Board of Directors

Dear Sirs,

KANDAL M VENTURE LIMITED’S ISSUANCE AND SALE OF SENIOR UNSECURED CONVERTIBLE PROMISSORY NOTES – CONSENT OF LAW FIRM

We have acted as the Cambodian legal counsel to KANDAL M VENTURE LIMITED (the “Company”) in relation to the amendment no. 1 to the Registration Statement on Form F-3 (the “Registration Statement”) including the prospectus forming a part thereof (the “Prospectus”), to be filed with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933 (the “Securities Act”) on or about 7 August 2026 in connection with the offer and resale by the selling shareholder identified in the Prospectus of up to an aggregate of 46,153,847 Class A ordinary shares of the Company of a par value of US$0.00001 per share of the Company, issuable upon conversion of convertible notes at the option of the security holder as set forth in the senior unsecured convertible promissory note due 5 June 2029, the senior unsecured promissory note due 25 June 2029 and the additional senior unsecured convertible promissory note to be issued at a third closing, all held by or to be held by JAK FMFC Opportunities I LLC, in each case issued or to be issued pursuant to the Securities Purchase Agreement dated 5 June 2026 entered into by the Company.

We hereby consent to the use of our names under the captions “Enforcement of Civil Liabilities”, “Risk Factors” and “Legal Matters” in the Prospectus. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Yours faithfully,

/s/ Sok Vanseka
Sok Vanseka
Managing Partner

Sok Siphana Sethalay Law Office
GIA Tower, Unit 33A01, Floor 33A, Street Sopheak Mongkul, Phum 14, Sangkat Tonle Bassac,
Khan Chamkarmon,Phnom Penh, 120101, Cambodia
+855 23 999 878 | info@soksiphana.com | www.soksiphana.com